The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

June 2020

Preliminary Pricing Supplement dated June 10, 2020

Registration Statement No. 333-225551

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated October 31, 2018 and Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. Equities

Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021

$• Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Buffered Income Auto-Callable Securities with Downside Leverage (the “securities”) offer the opportunity for investors to earn an interest payment on each interest payment date on which the securities are outstanding in exchange for potentially receiving shares of the underlying fund with the lowest underlying return as compared to any other underlying fund (the “worst performing underlying fund”) at maturity, the value of which is expected to be worth less than the stated principal amount of the securities. If the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on any determination date (other than the final determination date), on the corresponding interest payment date the securities will be redeemed early for an amount per security equal to the stated principal amount plus the interest payment with respect to such interest payment date. If the closing price of any underlying fund is less than its respective call threshold level on any determination date (other than the final determination date), on the corresponding interest payment date the securities will not be redeemed early and investors will receive the interest payment per security. If the securities are not redeemed early and the closing prices of all of underlying funds on the final determination date (each, its “final price”) are equal to or greater than their respective downside threshold levels, on the maturity date investors will receive an amount per security equal to the stated principal amount plus the interest payment with respect to the maturity date. If, however, the securities are not redeemed early and the final price of any underlying fund is less than its respective downside threshold level, in addition to the interest payment with respect to the maturity date, investors will receive per security a number of shares of the worst performing underlying fund equal to the quotient, observed to 4 decimal places, of the stated principal amount divided by its downside threshold level (its “exchange ratio”), the value of which is expected to be worth less than the stated principal amount and, in extreme situations, investors could lose all of their initial investment. Any fractional share included in the exchange ratio of the worst performing underlying fund will be paid in cash at an amount equal to the product of the fractional share multiplied by its final price. Because all payments on the securities are based on the worst performing underlying fund, a decline of any underlying fund below its call threshold level or downside threshold level, as applicable, will result in the securities not being called and/or a loss of a portion, and in extreme situations, all of your initial investment even if another underlying fund appreciates or has not declined as much. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying funds and must be willing to accept the risk of receiving shares of the worst performing underlying fund, the value of which is expected to be worth less than the stated principal amount, and in extreme situations, investors could lose all of their initial investment. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments or deliveries on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:	Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust (Bloomberg Ticker: “DIA UP”) Shares of the SPDR® S&P 500® ETF Trust (Bloomberg Ticker: “SPY UP”)
Aggregate principal amount:	$•
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be June 10, 2020
Original issue date:	Expected to be June 15, 2020 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	Expected to be June 15, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any determination date (other than the final determination date), the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels, the securities will be redeemed early and we will pay the early redemption amount on the first interest payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the interest payment with respect to the related interest payment date.
Interest payment:	On each interest payment date, we will pay an interest payment of $6.375 (equivalent to 7.65% per annum of the stated principal amount) per security on the related interest payment date, unless the securities were previously redeemed early.
Determination dates:	Expected to be July 10, 2020, August 10, 2020, September 10, 2020, October 12, 2020, November 10, 2020, December 10, 2020, January 11, 2021, February 10, 2021, March 10, 2021, April 12, 2021, May 10, 2021 and June 10, 2021, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to June 10, 2021 as the final determination date. In the event that we make any change to the expected strike date, pricing date and original issue date, the calculation agent may adjust the determination dates, as well as the final determination date and maturity date, to ensure that the stated term of the securities remains the same. References in the accompanying product supplement to one or more “valuation dates” shall mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement.
Interest payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. With respect to the final determination date, the maturity date.
Payment at maturity:	▪	If the final prices of all of the underlying funds are is equal to or greater than their respective the downside threshold levels:	(i) the stated principal amount plus (ii) the interest payment with respect to the maturity date
▪	If the final price of any underlying fund is less than its respective downside threshold level:	(i) a number of shares of the worst performing underlying fund equal to its exchange ratio, and the cash value in lieu of any fractional shares included in its exchange ratio plus (ii) the interest payment with respect to the maturity date
If the securities are not redeemed early and the final price of any underlying fund is less than its respective downside threshold level, you will receive per security a number of shares of the worst performing underlying fund equal to its exchange ratio (and cash in lieu of any fractional shares), the value of which is expected to be worth less than the stated principal amount and, in extreme situations, you could lose all of your initial investment, regardless of the performance of any other underlying fund. If the exchange ratio of the worst performing underlying fund is less than 1, your payment at maturity for each security will be the cash value of the fractional share.
Underlying return:	For each underlying fund, the quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund
Exchange ratio:

[•], which is a number of shares per security of the shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust; and

[•], which is a number of shares per security of the shares of the SPDR® S&P 500® ETF Trust,

In each case equal to the quotient of the stated principal amount divided by its downside threshold level, observed to 4 decimal places. The exchange ratio of each underlying fund may be adjusted in the case of certain adjustment events as described with respect to the “share delivery amount” under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement. We will pay cash in lieu of delivering any fractional shares of the worst performing underlying fund in an amount equal to the product of that fraction multiplied by its final price, each as determined by the calculation agent.

Cash value:	For each underlying fund, an amount in cash per security equal to the product of its exchange ratio multiplied by its final price. For the avoidance of doubt, we will pay the applicable cash value if the exchange ratio of the worst performing underlying fund is less than 1.0000 and may pay the cash value following certain adjustment events as described with respect to the “share delivery amount” under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
Call threshold level:

$[•], which is equal to 100.00% of the initial price of the shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust

$[•], which is equal to 100.00% of the initial price of the shares of the SPDR® S&P 500® ETF Trust

The call threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Downside threshold level:

$[•], which is equal to 80.00% of the initial price of the shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust

$[•], which is equal to 80.00% of the initial price of the shares of the SPDR® S&P 500® ETF Trust

The downside threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Initial price:

$[•], which is the closing price of the shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust on the pricing date

$[•], which is the closing price of the shares of the SPDR® S&P 500® ETF Trust on the pricing date

The initial price of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Final price:	For each underlying fund, the closing price of such underlying fund on the final determination date.
CUSIP / ISIN:	90276BDS9 / US90276BDS97
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	0.10%(a)	99.80%
+ 0.10%(b)
0.20%
Total	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $2.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Smith Wealth Management”) at an underwriting discount which reflects:
	(a)	a fixed sales commission of $1.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $1.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $958.80 and $988.80. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” beginning on page 12 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 31, 2018	Prospectus dated October 31, 2018

Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
▪	Product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Buffered Income Auto-Callable Securities with Downside Leverage that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated October 31, 2018, and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Investment Summary

The Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021 based on the worst performing of the shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the shares of the SPDR® S&P 500® ETF Trust, which we refer to as the securities, provide an opportunity for investors to earn an interest payment, which is an amount equal to $6.375 (equivalent to 7.65% per annum of the stated principal amount) per security, on each interest payment date on which the securities are outstanding. If the securities have not been previously redeemed, the interest payment will be payable on the relevant interest payment date, which is the third business day after the related determination date, except that the interest payment date for the final determination date will be the maturity date.

If the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on any of the determination dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the interest payment with respect to the related interest payment date. If the securities have not previously been redeemed early and the final price of all of the underlying funds are equal to or greater than 80.00% of their respective initial prices, which we refer to as their respective downside threshold levels, the payment at maturity will be the sum of (i) the stated principal amount and (ii) the interest payment with respect to the maturity date. If, however, the securities are not redeemed early and the final price of any underlying fund is less than its respective downside threshold level, investors will receive per security (i) a number of shares of the worst performing underlying fund equal to its exchange ratio, which will be equal to the quotient, observed to 4 decimal places, of (a) the stated principal amount divided by (b) its downside threshold level, the value of which is expected to be worth less than the stated principal amount and could be zero and (ii) the interest payment with respect to the maturity date. Any fractional share included in the exchange ratio of the worst performing underlying fund will be paid in cash at an amount equal to the product of the fractional share multiplied by its final price. Investors in the securities must be willing to accept the risk of receiving shares of the worst performing underlying fund that are expected to be worth less than the principal amount, and in extreme situations, investors could lose all of their initial investment, regardless of the performance of any other underlying fund. In addition, investors will not participate in any appreciation of the underlying funds.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to earn an interest payment equal to $6.375 (equivalent to 7.65% per annum of the stated principal amount) per security on each interest payment date on which the securities are outstanding. Payments or deliveries on the securities will vary depending on the closing prices or final prices of the underlying funds on each determination date and/or the final determination date, respectively, relative to their respective initial prices, call threshold levels and their downside threshold levels, as follows:

Scenario 1	On any determination date other than the final determination date, the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels.
	▪	The securities will be automatically redeemed early for an early redemption amount equal to (i) the stated principal amount plus (ii) the interest payment with respect to the related interest payment date.
	▪	Investors will not participate in any appreciation of any underlying fund from its initial price.

Scenario 2	The securities are not automatically redeemed early and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels.
	▪	The payment due at maturity will be (i) the stated principal amount plus (ii) the interest payment with respect to the maturity date.
	▪	Investors will not participate in any appreciation of any underlying fund from its initial price.

Scenario 3	The securities are not automatically redeemed early and the final price of any underlying fund is less than its respective downside threshold level.
	▪	At maturity, investors will receive per security (i) a number of shares of the worst performing underlying fund equal to its exchange ratio, which will be equal to the quotient of (a) the stated principal amount divided by (b) its downside threshold level and (ii) the interest payment with respect to the maturity date. Any fractional share included in the exchange ratio of the worst performing underlying fund will be paid in cash at an amount equal to the product of the fractional share multiplied by its final price.
	▪	Investors will receive shares of the worst performing underlying fund that are expected to be worth less than the stated principal amount and may lose all of their initial investment in this scenario, regardless of the performance of any other underlying fund.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. In exchange for receiving an interest payment on each interest payment date on which the securities are outstanding, you are accepting the risk of receiving at maturity a number of shares of the worst performing underlying fund. If the securities are not automatically redeemed early and the final price of any underlying fund is less than its respective downside threshold level, you will receive per security a number of shares of the worst performing underlying fund, the value of which is expected to be worth less than the stated principal amount and, in extreme situations, you could lose all of your initial investment, regardless of the performance of any other underlying fund.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the full downside market risk of an investment in the worst performing underlying fund.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each determination date.
▪	You believe that the final price of each underlying fund will be equal to or greater than its respective downside threshold level.
▪	You accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You can tolerate receiving a number of shares of the worst performing underlying fund equal to its exchange ratio at maturity, the value of which is expected to be worth less than your stated principal amount and, in extreme situations, losing all of your initial investment.
▪	You understand and accept that you will not participate in any appreciation in the price of the underlying funds and that any positive return is limited to the interest payments received, which will depend on the number of interest payment dates on which the securities remain outstanding.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying funds.
▪	You would be willing to invest in the securities based on the interest payment, the downside threshold levels and the call threshold levels indicated on the cover hereof.
▪	You are willing to forgo any dividends paid on the underlying funds.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market.
▪	You understand and are willing to accept the market risk associated with the securities and the risks associated with the underlying funds.
▪	You are willing to assume the credit risk of UBS for all payments or deliveries under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of some or all of your initial investment, or you are not willing to make an investment that may have the full downside market risk of an investment in the worst performing underlying fund.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds or that you will be exposed to the market risk of each underlying fund on each determination date.
▪	You believe that the final price of any underlying fund is likely to be less than its respective downside threshold level.
▪	You cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund or the risks of investing in securities with a return based on the worst performing underlying fund.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
▪	You cannot tolerate receiving a number of shares of the worst performing underlying fund equal to its exchange ratio at maturity, the value of which is expected to be worth less than your stated principal amount and could be zero.
▪	You seek an investment that participates in the appreciation in the price of the underlying funds or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying funds.
▪	You would be unwilling to invest in the securities based on the interest payment, the downside threshold levels or the call threshold levels indicated on the cover hereof.
▪	You prefer to receive any dividends paid on the underlying funds.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market.
▪	You do not understand or are not willing to accept the market risk associated with the securities or the risks associated with the underlying funds.
▪	You are not willing to assume the credit risk of UBS for all payments or deliveries under the securities, including any repayment of principal.

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices, relative to the respective initial prices and the downside threshold levels.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B:	$270.00 $320.00
Hypothetical Call Threshold Level: Underlying Fund A: Underlying Fund B:	$270.00, which is equal to 100.00% of its hypothetical initial price $320.00, which is equal to 100.00% of its hypothetical initial price
Hypothetical Downside Threshold Level: Underlying Fund A: Underlying Fund B:	$216.00, which is 80.00% of the hypothetical initial price $256.00, which is 80.00% of the hypothetical initial price
Hypothetical Exchange Ratio*: Underlying Fund A: Underlying Fund B:	4.6296 shares per security* 3.9063 shares per security*
Hypothetical Interest Payment:	$6.375 (equivalent to 7.65% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security
*	Equal to the quotient, observed to 4 decimal places, of (i) the stated principal amount divided by (ii) the hypothetical downside threshold level. If you receive the exchange ratio at maturity, any fractional share included in the exchange ratio of the worst performing underlying fund will be paid in cash at an amount equal to the product of the fractional share multiplied by its final price.

In Examples 1 and 2 the closing prices of the underlying funds fluctuate over the term of the securities and the closing prices of all of the underlying funds are equal to or greater than their respective hypothetical call threshold levels on one of the determination dates (other than the final determination date). Because the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on one of the determination dates (other than the final determination date), the securities are redeemed early on the interest payment date corresponding to the relevant determination date. In Examples 3 and 4, the closing price of at least one underlying fund on each of the determination dates (other than the final determination date) is less than its respective call threshold level, and, consequently, the securities are not redeemed early and remain outstanding until maturity.

	Example 1				Example 2
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Interest Payment	Early Redemption Amount*	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Interest Payment	Early Redemption Amount
#1	$270.00	$330.00	—*	$1,006.375	$225.00	$280.00	$6.375	N/A
#2	N/A	N/A	N/A	N/A	$265.00	$290.00	$6.375	N/A
#3	N/A	N/A	N/A	N/A	$324.00	$384.00	—*	$1,006.375
#4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#10	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
#11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A				N/A

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Principal at Risk Securities
*	The early redemption amount includes the unpaid interest payment with respect to the interest payment date corresponding to the determination date on which the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels and the securities are redeemed early as a result.
▪	In Example 1, the securities are redeemed early on the interest payment date corresponding to the first determination date because the closing prices of all of the underlying funds on such determination date are equal to or greater than their respective call threshold levels. You receive the early redemption amount on such interest payment date, calculated as follows:

Stated Principal Amount + Interest Payment = $1,000.00 + $6.375 = $1,006.375

In this example, the early redemption feature limits the term of your investment to approximately 1 month and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving interest payments. Your total payment per security in this example is $1,006.375 (a 0.6375% total return on the securities).

▪	In Example 2, the securities are redeemed early on the interest payment date corresponding to the third determination date as the closing prices of all of the underlying funds on such determination date are equal to or greater than their respective call threshold levels. You receive the early redemption amount on such interest payment date, calculated as follows:

Stated Principal Amount + Interest Payment = $1,000.00 + $6.375 = $1,006.375

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving interest payments. Further, although each underlying fund has appreciated by 20% from its initial price on the third determination date, you will receive only $1,006.375 per security and do not benefit from such appreciation. When added to the interest payments of $12.75 received in respect of the prior interest payment dates, UBS will have paid you a total of $1,019.125 per security for a 1.9125% total return on the securities.

Examples 3 and 4 illustrate the payment at maturity per security based on the final price.

	Example 3				Example 4
Determination Dates	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Interest Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Fund A	Hypothetical Closing Price Underlying Fund B	Interest Payment	Early Redemption Amount
#1	$265.00	$310.00	$6.375	N/A	$263.00	$309.00	$6.375	N/A
#2	$260.00	$305.00	$6.375	N/A	$262.00	$307.00	$6.375	N/A
#3	$262.00	$303.00	$6.375	N/A	$265.00	$302.00	$6.375	N/A
#4	$255.00	$288.00	$6.375	N/A	$257.00	$289.00	$6.375	N/A
#5	$257.00	$272.00	$6.375	N/A	$251.00	$274.00	$6.375	N/A
#6	$250.00	$274.00	$6.375	N/A	$250.00	$277.00	$6.375	N/A
#7	$248.00	$262.00	$6.375	N/A	$242.00	$263.00	$6.375	N/A
#8	$245.00	$250.00	$6.375	N/A	$244.00	$252.00	$6.375	N/A
#9	$242.00	$238.00	$6.375	N/A	$245.00	$240.00	$6.375	N/A
#10	$240.00	$223.00	$6.375	N/A	$240.00	$254.00	$6.375	N/A
#11	$243.00	$212.00	$6.375	N/A	$241.00	$267.00	$6.375	N/A
Final Determination Date	$250.00	$204.80	—*	N/A	$243.00	$288.00	—*	N/A
Payment at Maturity	$806.385**				$1,006.375
*	The final interest payment will be paid at maturity.
**	Represents (i) the approximate cash value of the exchange ratio of the worst performing underlying fund as of the final determination date, plus (ii) the interest payment with respect to the maturity date. Because the securities are physically settled, the actual value of the shares received and the total return on the securities at maturity will depend on the price of the worst performing underlying fund on the maturity date.
▪	In Example 3, the closing price of at least one of the underlying funds remains less than its respective call threshold level on each determination date, including the final determination date. As a result, the securities remain outstanding until maturity and, because the final price of at least one underlying fund is less than its respective downside threshold level, at maturity, in addition to the interest

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
payment with respect to the maturity date, investors will receive a number of shares of the worst performing underlying fund equal to its exchange ratio, and an amount in cash equal to the product of any fractional share multiplied by its final price, calculated as follows:

Exchange Ratio = $800.01* = $204.80 x 3.9063 shares

Payment at Maturity = Exchange Ratio + Interest Payment

Payment at Maturity = $800.01* + $6.375 = $806.385

* Represents the approximate cash value of the exchange ratio of the worst performing underlying fund as of the final determination date. Because the securities are physically settled, the actual value of the shares received and the total return on the securities at maturity will depend on the price of the worst performing underlying fund on the maturity date.

If the exchange ratio of the worst performing underlying fund is less than 1, your payment at maturity for each security will be the cash value of the fractional share.

In this example, your payment at maturity is significantly less than the stated principal amount. As represented by the exchange ratio of the worst performing underlying fund, on the maturity date you will receive shares of the worst performing underlying fund and an amount in cash equal to the product of the fractional share and its final price. The value of the shares as of the final determination date plus the interest payment with respect to the maturity date equals $806.385 per security. When added to the interest payments per security of $70.125 received in respect of the prior interest payment dates, UBS will have paid you a total of $876.51 (a 12.349% loss on the securities). The value of the shares received as of the maturity date and the total return on the securities at that time will depend on the closing price of the worst performing underlying fund on the maturity date.

▪	In Example 4, the closing price of at least one of the underlying funds is less than its respective call threshold level on each determination date prior to the final determination date and, as a result, the securities remain outstanding until maturity. On the final determination date, although the final prices of all of the underlying funds are less than their respective initial prices, the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and therefore you receive the stated principal amount plus the interest payment with respect to the maturity date. Your payment at maturity is calculated as follows:

$1,000.00 + $6.375 = $1,006.375

In this example, although the final price of each underlying fund represents a 10.00% decline from its respective initial price, the final price of each underlying fund is equal to or greater than its respective downside threshold level and therefore you receive at maturity the stated principal amount per security plus the interest payment with respect to the maturity date, equal to $1,006.375 per security. When added to the interest payments of $70.125 received in respect of the prior interest payment dates, UBS will have paid you a total of $1,076.50 (a 7.65% total return on the securities). This represents the maximum amount payable over the term of the securities.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. In exchange for receiving an interest payment on each interest payment date on which the securities are outstanding, you are accepting the risk that the securities may have downside market risk similar to the worst performing underlying fund. If the securities are not automatically redeemed early and the final price of any underlying fund is less than its respective downside threshold level, you will receive per security a number of shares of the worst performing underlying fund, the value of which is expected to be worth less than the stated principal amount and, in extreme situations, you could lose all of your initial investment, regardless of the performance of any other underlying fund.

Any payment or delivery to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations under the securities, you could lose all of your initial investment.

June 2020	Page 10

Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been redeemed early and if the final price of any underlying fund is less than its respective downside threshold level, you will receive a number of shares of the worst performing underlying fund for each security that you own equal to its exchange ratio, the value of which is expected to be worth less than the stated principal amount and could be worthless. If you receive a number of shares or cash equal to the exchange ratio of the worst performing underlying fund, as of the final determination date the percentage decline in the value of its exchange ratio will be at a proportionately higher percentage relative to any percentage decline in the price such underlying fund below its downside threshold level from its initial price to its final price. Therefore, the further the final price of the worst performing underlying fund has declined from its downside threshold level, the closer your loss of principal will be to the decline of such underlying fund from its initial price and, in extreme situations, you could lose all of your initial investment, regardless of the performance of any other underlying fund. For example, if the downside threshold levels are 80.00% of the initial prices and the final price of the worst performing underlying fund is 70.00% of its initial price, you will lose 12.50% of your initial investment (based on the value of the exchange ratio of the worst performing underlying fund on the final determination date), which is greater than the 10.00% additional decline of such underlying fund from its downside threshold level, but less than the 30.00% decline from its initial price.
Additionally, in the event that the securities are not redeemed early and the final price of any underlying fund is less than its respective downside threshold level, any decline in the price of the worst performing underlying fund during the period between the final determination date and the maturity date will result in a return on the securities at maturity that is less than the return you would have received had UBS instead paid you an amount in cash at maturity equal to the exchange ratio of the worst performing underlying fund.
▪	The contingent repayment of principal applies only if you hold the securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to an early redemption or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the prices of all of the underlying funds at such time are equal to or greater than their respective downside threshold levels.
▪	Higher interest payments are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation of, the underlying funds reflects a higher expectation as of the pricing date that the closing price of any one of the underlying funds may be less than its respective downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher interest payment rate for that security. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying fund. However, while the amount of each applicable interest payment is set on the pricing date, an underlying fund’s volatility can change significantly over the term of the securities. The closing price of any of the underlying funds for your securities could fall sharply, which could result in the receipt of shares of the worst performing underlying fund at maturity and, in extreme situations, the loss of all of your initial investment, regardless of the performance of any other underlying fund.
▪	You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund may negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. Accordingly, your investment is subject to the market risk of each underlying fund.
▪	Because the securities are linked to the performance of more than one underlying fund, there is an increased probability that you will lose some or all of your initial investment. The risk that you will lose some or all of your initial investment in the securities is greater than an investment in securities linked to the performance of a single underlying fund with otherwise comparable terms. With a greater number of underlying funds, it is more likely that the final price of at least one underlying fund will be less than its respective call threshold level on a determination date and its respective downside threshold level on the final determination date. Therefore, it is more likely that you will receive a number of shares of the worst performing underlying fund equal to its exchange ratio at maturity, the value of which is expected to be worth less than your stated principal amount or, in extreme situations, that you will lose all of your initial investment. In addition, if the performances of the underlying funds are not correlated to each other, the risk that the closing price or final price of any underlying fund is less than its respective call threshold level or downside threshold level, as applicable, is even greater.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
▪	Investors will not participate in any appreciation in the prices of the underlying funds and will not have the same rights during the term of the securities as holders of the underlying funds. Investors will not participate in any appreciation in the prices of the underlying funds from their respective initial prices and the return on the securities will be limited to the interest payments received, which will depend on the number of interest payment dates on which the securities remain outstanding. It is possible that the securities could be subject to an early redemption so that you will receive few interest payments. If you do not earn sufficient interest payments on the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Further, investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights during the term of the securities with respect to the underlying funds, and any such dividends or distributions will not be factored into the calculation of the payment at maturity.
▪	Early redemption risk. The term of your investment in the securities may be limited to the first interest payment date on which the securities may be redeemed early. If the securities are redeemed early, you will receive no more interest payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our obligations under the securities, you could lose some or all of your initial investment.
▪	Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying fund and indirectly linked to the value of the securities comprising each underlying fund (the “underlying constituents”) and their issuers (the “underlying constituent issuers”). The closing price of an underlying fund can rise or fall sharply due to factors specific to that underlying fund, its underlying constituents, and the underlying constituent issuers, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying constituent issuers and, therefore, the underlying funds. You, as an investor in the securities, should make your own investigation into the underlying funds and the underlying constituents for your securities. For additional information regarding each underlying fund, please see “Information about the Underlying Funds” below and the issuer of each underlying fund’s (the “underlying fund issuer’s”) SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying fund issuers with the SEC.
▪	Fair value considerations.
o	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and any dividends paid on the underlying funds, the correlation of the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation of the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying funds. You should be willing to accept the downside risks of owning equities in general and the underlying funds in particular, and to assume the risk that, if the securities are not redeemed early, you may lose some or all of your initial investment.
▪	Each underlying fund is an exchange-traded fund (an “ETF”) and its value may not completely track the value of its underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of their underlying constituents, their values may not completely track the values of their underlying constituents. The value of each underlying fund will reflect transaction costs and fees that its underlying constituents do not have. In addition, although each underlying fund is currently listed for trading on an exchange, there is no assurance that an active trading market will continue for each underlying fund or that there will be liquidity in the trading market.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
▪	Fluctuation of the net asset value (the “NAV”). The NAV of an underlying fund may fluctuate with changes in the market value of its underlying constituents. The market price of an underlying fund may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of an underlying fund and may adversely affect the liquidity and prices of an underlying fund, perhaps significantly. For any of these reasons, the market price of each underlying fund may differ from its NAV per share and may trade at, above or below its NAV per share.
▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index (its “target index”), as specified under “Information about the Underlying Funds”, various factors, including management (as discussed in the following risk factor), fees and other transaction costs, will prevent an underlying fund from correlating exactly with changes in the level of its target index. Accordingly, the performance of an underlying fund will not be equal to the performance of its target index during the term of the securities.
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, each underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific stock is removed from its target index, the applicable underlying fund generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of its investment adviser (as defined herein under “Information about the Underlying Funds”) may not produce the intended results.
▪	Potential conflicts of interest. We and our affiliates may engage in business related to any underlying fund, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial prices, the final prices and whether the closing prices of the underlying funds on any determination date are equal to or greater than their respective call threshold levels (other than on the final determination date) or are less than their respective downside threshold levels on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the interest payment, call threshold levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.
▪	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity. For antidilution and reorganization events affecting an underlying fund, the calculation agent may make adjustments to the initial price, downside threshold level and/or final price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the securities and any payments on the securities, including the payment at maturity, if any, may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. Following a delisting, discontinuance or other suspension from trading of an underlying fund, whether the securities are subject to an early redemption or the amount you receive at maturity may be based on the share of another ETF. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities, including your payment at maturity, if any. Regardless of any of the events discussed above, any payment on the securities is subject to the creditworthiness of UBS. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “—Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
▪	UBS cannot control actions by any underlying fund issuer or target index sponsor and no underlying fund issuer or target index sponsor has an obligation to consider your interests. UBS and its affiliates are not affiliated with any underlying fund issuer or target index sponsor (as defined herein under “Information about the Underlying Funds”) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of any closing value of an underlying fund or target index. None of the underlying fund issuers or target index sponsors are involved in the securities offering in any way and are not obligated to consider your interest as an owner of the securities in taking any actions that might affect the market value of, or any payments on, your securities.
▪	Potential UBS impact on an underlying fund or an underlying constituent. Trading or transactions by UBS or its affiliates in any underlying fund or any underlying constituent, listed and/or over -the -counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of an underlying fund or any underlying constituent or its target index, may adversely affect the market price or level of an underlying fund during the term of the securities and, therefore, the market value of the securities and any payout to you on the securities.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.
▪	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and the amount payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and the amount payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial prices and, as a result, could adversely affect the downside threshold levels and exchange ratios. Additionally, these hedging or trading activities during the term of the securities could potentially affect the prices of the underlying funds on the determination dates and, accordingly, whether the securities are redeemed early and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all or some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract”, in the accompanying product supplement.

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Information about the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying funds as an indication of future performance.

The underlying funds are registered with the SEC. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying fund issuers with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the underlying fund issuers under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

SPDR® Dow Jones Industrial AverageSM ETF Trust

We have derived all information contained herein regarding the SPDR® Dow Jones Industrial AverageSM ETF (the “DIA Trust”) from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the DIA Trust and State Street Global Advisors Trust Company, the trustee of the DIA Trust (the “Trustee”).

The DIA Trust is a unit investment trust that issues securities called “Trust Units” or “Units” of the DIA Trust (the “SPDRs”), each of which represents a fractional undivided ownership interest in the DIA Trust. The DIA Trust seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Dow Jones Industrial Average® (the “target index”). The Trustee on a non-discretionary basis adjusts the composition of the portfolio of stocks held by the DIA Trust to conform to changes in the composition and/or weighting structure of the target index. Although the DIA Trust may fail to own certain securities included within the target index at any particular time, the DIA Trust generally will be substantially invested in the constituent stocks of the target index.

The target index is a price-weighted index of 30 component common stocks. The target index covers all industries with the exception of transportation and utilities. The target index is maintained by the Averages Committee, which is composed of the managing editor of The Wall Street Journal, the head of Dow Jones Indexes research and the head of CME Group research. The common stocks that are included in the target index are determined by S&P Dow Jones Indices LLC.

As of May 29, 2020, ordinary operating expenses of the DIA Trust are expected to accrue at an annual rate of 0.16% of the DIA Trust's daily net asset value. Expenses of the DIA Trust reduce the net value of the assets held by the DIA Trust and, therefore, reduce the value of each unit of the DIA Trust.

As of May 29, 2020, the DIA Trust's top 5 holdings were Apple Inc. (7.86%), UnitedHealth Group Incorporated (7.71%), Home Depot Inc. (5.77%), McDonald’s Corporation (5.11%) and Visa Inc. (4.98%).

In making your investment decision you should review the prospectus related to the DIA Trust, dated February 11, 2020, filed by PDR Services, LLC (the “DIA Trust Prospectus”) available at:

https://www.sec.gov/Archives/edgar/data/1041130/000119312520031243/d880684d485bpos.htm.

Shares of the DIA Trust are listed on the NYSE Arca under ticker symbol “DIA”.

Information filed by the DIA Trust with the SEC can be found by reference to its SEC file number: 333-31247 and 811-09170.

Information from outside sources including, but not limited to the DIA Trust Prospectus and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the DIA Trust.

Information as of market close on June 8, 2020:

Bloomberg Ticker Symbol:	DIA UP <Equity>	52 Week High (on February 12, 2020):	$295.72
Current Stock Price:	$276.28	52 Week Low (on March 23, 2020):	$186.13
52 Weeks Ago (on June 7, 2019):	$260.25

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the DIA Trust for the specified period. The closing price of the DIA Trust on June 8, 2020 was $276.28 (its “hypothetical initial price”). The associated graph shows its closing prices for each day from January 1, 2010 to June 8, 2020. The dotted lines represent a hypothetical downside threshold level of $221.02 and a hypothetical call threshold level of $276.28, which are equal to 80.00% and 100.00%, respectively, of its hypothetical initial price. Its actual downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying fund at any time, including the determination dates.

SPDR® Dow Jones Industrial AverageSM ETF Trust	High	Low	Period End
2016
First Quarter	$176.95	$156.78	$176.64
Second Quarter	$180.75	$171.17	$179.08
Third Quarter	$186.51	$178.21	$182.78
Fourth Quarter	$199.42	$178.71	$197.51
2017
First Quarter	$211.02	$197.28	$206.34
Second Quarter	$214.92	$203.85	$213.24
Third Quarter	$223.90	$213.14	$223.82
Fourth Quarter	$248.13	$225.24	$247.38
2018
First Quarter	$265.91	$235.13	$241.40
Second Quarter	$253.39	$236.15	$242.73
Third Quarter	$267.12	$241.66	$264.40
Fourth Quarter	$267.95	$218.10	$233.20
2019
First Quarter	$260.89	$226.72	$259.13
Second Quarter	$268.08	$248.22	$265.85
Third Quarter	$273.60	$255.08	$269.18
Fourth Quarter	$286.33	$260.72	$285.10
2020
First Quarter	$295.72	$186.13	$219.23
Second Quarter (through June 8, 2020)	$276.28	$209.38	$276.28

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Principal at Risk Securities

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust

We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust (the “SPY Trust”) from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPY Trust or State Street Global Advisors Trust Company as trustee of the SPY Trust (the “Trustee”).

The SPY Trust is a unit investment trust that issues securities called “trust units” or “units” of the SPY Trust (the “SPDRs”), each of which represents a fractional undivided ownership interest in the SPY Trust. The SPY Trust is designed to generally correspond to the price and yield performance, before fees and expenses, of the S&P 500® Index (its “target index”). The Trustee on a nondiscretionary basis adjusts the composition of the portfolio of stocks held by the SPY Trust to conform to changes in the composition and/or weighting structure of the target index. Although the SPY Trust may at any time fail to own certain securities included within the target index, the SPY Trust will be substantially invested in the constituent stocks of the target index. The target index was developed by Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global (“S&P”) and is calculated, maintained and published by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the target index at any time. The target index is composed of the selected stocks of five-hundred (500) United States companies, all of which are listed on national stock exchanges and spans over 24 separate industry groups. Since 1968, the target index has been a component of the U.S. Commerce Department’s list of Leading Indicators that track key sectors of the U.S. economy.

As of March 31, 2020, ordinary operating expenses of the SPY Trust are expected to accrue at an annual rate of 0.0945% of the SPY Trust’s daily net asset value. Expenses of the SPY Trust reduce the net value of the assets held by the SPY Trust and, therefore, reduce the value of each unit of the SPY Trust.

As of March 31, 2020, the SPY Trust’s top holdings were stocks of U.S. companies in the following industry sectors: Information Technology (25.48%), Health Care (15.39%), Financials (10.94%), Communication Services (10.74%), Consumer Discretionary (9.80%), Industrials (8.22%), Consumer Staples (7.79%), Utilities (3.56%), Real Estate (3.00%), Energy (2.65%) and Materials (2.43%).

In making your investment decision you should review the supplement dated March 25, 2020 to the prospectus dated January 16, 2020 related to the SPY Trust, (the “SPY Trust Prospectus”) available at:

https://www.sec.gov/Archives/edgar/data/884394/000119312520084698/d869049d497.htm.

Shares of the SPY Trust are listed on the NYSE Arca under ticker symbol “SPY.”

Information filed by the SPY Trust with the SEC can be found by reference to its SEC file numbers: 033-46080 and 811-06125.

Information from outside sources including, but not limited to the SPY Trust Prospectus and any other website referenced in this section is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund.

Information as of market close on June 8, 2020:

Bloomberg Ticker Symbol:	SPY UP <Equity>	52 Week High (on February 19, 2020):	$338.34
Current Stock Price:	$323.20	52 Week Low (on March 23, 2020):	$222.95
52 Weeks Ago (on June 7, 2019):	$287.65

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Principal at Risk Securities

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the SPY Trust for the specified period. The closing price of the SPY Trust on June 8, 2020 was $323.20 (its “hypothetical initial price”). The associated graph shows its closing prices for each day from January 1, 2010 to June 8, 2020. The dotted lines represent a hypothetical downside threshold level of $258.56 and a hypothetical call threshold level of $323.20, which are equal to 80.00% and 100.00%, respectively, of its hypothetical initial price. Its actual downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying fund at any time, including the determination dates.

SPDR® S&P 500® ETF Trust	High	Low	Period End
2016
First Quarter	$206.10	$183.03	$205.56
Second Quarter	$212.39	$199.53	$209.53
Third Quarter	$219.09	$208.39	$216.30
Fourth Quarter	$227.76	$208.55	$223.53
2017
First Quarter	$239.78	$225.24	$235.74
Second Quarter	$244.66	$232.51	$241.80
Third Quarter	$251.23	$240.55	$251.23
Fourth Quarter	$268.20	$252.32	$266.86
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter	$278.92	$257.47	$271.28
Third Quarter	$293.58	$270.90	$290.72
Fourth Quarter	$291.73	$234.34	$249.92
2019
First Quarter	$284.73	$244.21	$282.48
Second Quarter	$295.86	$274.57	$293.00
Third Quarter	$302.01	$283.82	$296.77
Fourth Quarter	$322.94	$288.06	$321.86
2020
First Quarter	$338.34	$222.95	$257.75
Second Quarter (through June 8, 2020)	$323.20	$246.15	$323.20

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

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Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each interest payment date shall be the date one business day prior to such scheduled interest payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree (in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary) to characterize each security as an investment unit consisting of a non-contingent debt instrument and a put option contract in respect of the underlying funds. The terms of the securities require (in the absence of an absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary) that you treat your securities for U.S. federal income tax purposes as consisting of two components: Debt component — We intend to treat the debt component as having a term of one year or less, so that the amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest in income upon receipt of such interest. Put option component — The put option component would generally not be taxed until the taxable disposition of the securities. At such time, the put option component either would be taxed as a short-term capital gain if the stated principal amount is repaid in cash or would reduce the basis of any shares of the worst performing underlying fund if you receive its exchange ratio (unless such receipt of shares is treated as a taxable settlement of the securities, in which case the put option component will be included in the amount realized when determining gain or loss on such taxable settlement, as described below). With respect to interest payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

	Interest Rate	Interest on Debt Component	Put Option Component
	7.65% per annum	[•]% per annum	[•]% per annum

This discussion does not address the U.S. federal income tax consequences to you of holding or disposing of any shares of the worst performing underlying fund that you may receive in connection with your investment in the securities. If you receive a number of shares of the worst performing underlying fund equal to its exchange ratio, certain adverse U.S. federal income (and other) tax consequences might apply to you. In general, your holding period in shares of the worst performing underlying fund received in connection with your investment in the securities will begin the day after you beneficially receive such shares. The IRS may treat the receipt of shares at maturity as a taxable settlement of the security followed by a purchase of the shares of the worst performing underlying fund pursuant to the original terms of the securities. If the receipt of shares of the worst performing underlying fund is so treated, (i) you should recognize capital gain or loss equal to the fair market value of the shares received at such time plus the cash you receive in lieu of a

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Principal at Risk Securities

fractional share and the cash previously received (and not included in income) in respect of the put option component), if any, and the amount you paid for your security, and (ii) you should take a basis in such shares in an amount equal to their fair market value at such time. You should refer to information filed with the SEC or another governmental authority by the underlying fund issuers and consult your tax advisor regarding possible tax consequences to you of acquiring, holding or otherwise disposing of an underlying fund.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Investment Units Containing a Debt Instrument and a Put Option Contract”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the securities. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the securities.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. If you are a non U.S. holder, subject to Section 871(m) of the Code and “FATCA,” discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
If the securities are physically settled by delivery to you of a number of shares of the worst performing underlying fund equal to its exchange ratio, you may suffer adverse U.S. federal income tax consequences if you hold such shares of the worst performing underlying fund. You may be subject to U.S. withholding tax on U.S.-source dividends in respect of any underlying fund that you hold. Other adverse tax consequences are possible. You should carefully review the potential tax consequences to “non-U.S. holders” that are set forth in the prospectus for each underlying fund.

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Principal at Risk Securities
Section 897. We will not attempt to ascertain whether any underlying constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If an underlying constituent issuer or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying constituent issuer as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the securities are not “delta-one” with respect to the underlying funds or any underlier constituent, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds, underlier constituents or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds, underlier constituents or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds, underlier constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any interest payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Proposed Legislation. In 2007, legislation was proposed in Congress that, if it had been enacted, would have required accrual of income on certain prepaid forward contracts prior to maturity.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would

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Buffered Income Auto-Callable Securities with Downside Leverage due on or about June 15, 2021
$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities
have been to require instruments such as the put option component of the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities and any shares of the worst performing underlying fund received arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the strike date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.
We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” in this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $2.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $2.00 reflecting a fixed sales commission of $1.00 and a fixed structuring fee of $1.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated
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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” in this document.
Prohibition of sales to EEA retail investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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$n Based on the Worst Performing of the Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust and the Shares of the SPDR® S&P 500® ETF Trust
Principal at Risk Securities

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	11
Information about the Underlying Funds	17
Additional Information about the Securities	23

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-75
Supplemental Plan of Distribution (Conflicts of Interest)	PS-76

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•
UBS AG
Buffered Income Auto-Callable Securities

with Downside Leverage

due on or about June 15, 2021

Preliminary Pricing Supplement dated June 10, 2020
(To Product Supplement dated October 31, 2018
and Prospectus dated October 31, 2018)

UBS Investment Bank
UBS Securities LLC

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